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                                                                     EXHIBIT 2.1

                          CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION

                                      OF

                               EPOST CORPORATION

                          ---------------------------

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is ePost Corporation

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

     "The name of the corporation (hereinafter called the "Corporation") is CyPost Corporation"


     3.   The Corporation has not received any payment for any of its stock and
has not elected or named any directors.   The sole incorporator of the
Corporation has duly adopted this Amendment pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware.

Signed on September 17, 1997.

             KAPLAN GOTTBETTER & LEVENSON, LLP, Sole Incorporator

Incorporate

                    /s/ Adam S. Gottbetter
                    --------------------------
                    By:    Adam S. Gottbetter
                    Title: Partner


5502.1